PIMCO MUNICIPAL INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Municipal Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Board nominated and appointed Joseph B. Kittredge, Jr. as a Trustee of the Trust, effective as of June 12, 2020;

NOW, THEREFORE, as a result of the foregoing Trustee nomination and appointment, the eleven (11) Trustees of the Trust are:

T. Matthew Buffington	641 Lexington Avenue, 13th Floor,
New York, New York 10022

Derrick A. Clark	450 Park Avenue, Suite 25,
New York, New York 10022

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive Newport Beach, CA 92660

James A. Jacobson	1633 Broadway
New York, New York 10019

Hans W. Kertess	1633 Broadway
New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 9th day of July, 2020, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw
Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Municipal Income Fund (PMF)